UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

Discover Card Master Trust I

(Exact name of issuing entity as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware (State of Organization)	000-23108 033-54804 (Commission File Number)	51-0020270 (IRS Employer Identification No.)

c/o Discover Bank
12 Reads Way
New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 15, 2011, the commencement of the Accumulation Periods for certain series of Discover Card Master Trust I certificates was delayed, pursuant the terms of the Second Amended and Restated Pooling and Servicing Agreement, dated as June 4, 2010, as amended, (the “Pooling and Servicing Agreement) by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, and the applicable series supplements thereto.

Series 2007-3, Subseries 2. The commencement of the Accumulation Period for Series 2007-3, Subseries 2 was delayed until the first day of the Due Period related to the December 2011 Distribution Date.

Series 2006-2, Subseries 2. The commencement of the Accumulation Period for Series 2006-2, Subseries 2 was delayed until the first day of the Due Period related to the July 2011 Distribution Date.

Series 2006-3. The commencement of the Accumulation Period for Series 2006-3 was delayed until the first day of the Due Period related to the September 2011 Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor of Discover Card Master Trust I)

Date: March 15, 2011	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer